Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2014 Third Quarter Results

Q3 2014 pretax income of $92.1 million, up 31% from Q3 2013
Q3 2014 backlog value of $1.1 billion, up 17% from Q3 2013

IRVINE, CALIFORNIA, October 30, 2014.  Standard Pacific Corp. (NYSE: SPF) today announced results for the third quarter ended September 30, 2014.

2014 Third Quarter Highlights and Comparisons to the 2013 Third Quarter

•	Net income of $56.6 million, or $0.14 per diluted share, vs. $58.9 million, or $0.15 per diluted share
•	Pretax income of $92.1 million, up 31%
•	Net new orders of 1,154, up 4%; Dollar value of net new orders up 11%
•	Backlog of 2,208 homes, up 2%; Dollar value of backlog up 17%
•	185 average active selling communities, up 10%
•	Home sale revenues of $603.8 million, up 18%
•	Average selling price of $483 thousand, up 15%
•	1,250 new home deliveries, up 3%
•	Gross margin from home sales of 26.3%, compared to 25.3%
•	Operating margin from home sales of $88.7 million, or 14.7%, compared to $67.4 million, or 13.2%
•	$251.2 million of land purchases and development costs, compared to $156.3 million

Scott Stowell, the Company's Chief Executive Officer commented, "The solid performance we achieved during the first half of 2014 continued into the third quarter, with pretax income, home sale revenues and backlog value up 31%, 18% and 17%, respectively, over the prior year period." Mr. Stowell added, "In addition, I am pleased with the growth in our operating margin from home sales, which was 14.7% for the 2014 third quarter, compared to 13.2% for the prior year period."

Revenue.  Revenues from home sales for the 2014 third quarter increased 18%, to $603.8 million, as compared to the prior year period, resulting primarily from a 15% increase in the Company's average home price to $483 thousand, the highest quarterly average home price in the Company's nearly 50 year history, and a 3% increase in new home deliveries.  The increase in average home price was primarily attributable to a shift to more move-up product and general price increases within a majority of the Company's markets.  The increase in new home deliveries compared to the prior year period was driven primarily by the increase in deliveries from the Company's Southwest region where the Company's average active selling communities grew 31%, and an 81% increase in speculative homes sold and closed during the quarter.

Orders.  Net new orders for the 2014 third quarter were up slightly from the 2013 third quarter, to 1,154 homes, with the dollar value of these orders up 11%.  The Company's monthly sales absorption rate was 2.1 per community for the 2014 third quarter, relatively flat compared to 2.2 per community for the 2013 third quarter and 2.8 per community for the 2014 second quarter (or 2.6 per community for the 2014 second quarter excluding the backlog the Company acquired in connection with the acquisition of an Austin, Texas homebuilder in June 2014). The decrease in sales absorption rate from the 2014 second quarter to the 2014 third quarter (excluding the impact of the second quarter acquisition) was consistent with the seasonality we typically experience in our business. The Company's cancellation rate for the 2014 third quarter was 19%, compared to 20% for the 2013 third quarter and 14% for the 2014 second quarter.  Our 2014 third quarter cancellation rate remains below our average historical cancellation rate of approximately 21% over the last 10 years.

Backlog.  The dollar value of homes in backlog increased 17% to $1.1 billion, or 2,208 homes, compared to $964.1 million, or 2,165 homes, for the 2013 third quarter, and decreased 1% compared to $1.1 billion, or 2,304 homes, for the 2014 second quarter.  The increase in year-over-year backlog value was driven primarily by a 15% increase in the average selling price of the homes in backlog, reflecting the continued execution of our move-up homebuyer focused strategy and a favorable pricing environment in select markets.

Land.  During the 2014 third quarter, the Company spent $251.2 million on land purchases and development costs, compared to $156.3 million for the 2013 third quarter. The Company purchased $155.7 million of land, consisting of 1,377 homesites, of which 37% (based on homesites) is located in California, 35% in Florida, 13% in the Carolinas, 8% in Colorado and 7% in Texas.  As of September 30, 2014, the Company owned or controlled 36,307 homesites, of which 23,997 were owned and actively selling or under development, 7,370 were controlled or under option, and the remaining 4,940 homesites were held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.0 year supply based on the Company's deliveries for the trailing twelve months ended September 30, 2014.

Liquidity.  The Company ended the quarter with $465 million of available liquidity, including $15 million of unrestricted homebuilding cash and a $450 million untapped revolving credit facility. The revolving credit facility has an accordion feature under which the aggregate commitment may be increased to a maximum amount of $750 million, subject to the Company's future needs and the availability of additional bank capacity.  The Company's homebuilding debt to book capitalization as of September 30, 2014 and 2013 was 52.9% and 56.8%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 52.2%* and 51.1%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending September 30, 2014 and 2013 was 3.9x* and 5.8x*, respectively.

Earnings Conference Call

A conference call to discuss the Company's 2014 third quarter results will be held at 12:00 p.m. Eastern time October 31, 2014.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 312-3055 (domestic) or (719) 325-2165 (international); Passcode: 3386276. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 3386276.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today's complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company's targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding the strength of our land position and product portfolio; construction quality and customer experience; new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; favorable pricing environment; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; the benefit of, and execution on, our strategy; our future cash needs and the availability of additional bank commitments; and our future performance.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to: local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2013 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	September 30,	September 30,	Percentage	June 30,	Percentage
	2014	2013	or % Change	2014	or % Change
Operating Data	(Dollars in thousands)

Deliveries	1,250	1,217	3%	1,236	1%
Average selling price	$483	$420	15%	$479	1%
Home sale revenues	$603,788	$511,059	18%	$591,706	2%
Gross margin % (including land sales)	26.3%	25.3%	1.0%	26.7%	(0.4%)
Gross margin % from home sales	26.3%	25.3%	1.0%	26.6%	(0.3%)
Adjusted gross margin % from home sales (excluding interest amortized
to cost of home sales)*	31.1%	31.2%	(0.1%)	31.7%	(0.6%)
Incentive and stock-based compensation expense	$7,527	$8,023	(6%)	$6,724	12%
Selling expenses	$29,424	$24,301	21%	$28,782	2%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$33,213	$29,615	12%	$32,329	3%
SG&A expenses	$70,164	$61,939	13%	$67,835	3%
SG&A % from home sales	11.6%	12.1%	(0.5%)	11.5%	0.1%
Operating margin from home sales	$88,726	$67,426	32%	$89,675	(1%)
Operating margin % from home sales	14.7%	13.2%	1.5%	15.2%	(0.5%)
Net new orders (homes)	1,154	1,110	4%	1,524	(24%)
Net new orders (dollar value)	$568,977	$510,668	11%	$713,347	(20%)
Average active selling communities	185	168	10%	183	1%
Monthly sales absorption rate per community	2.1	2.2	(6%)	2.8	(25%)
Cancellation rate	19%	20%	(1%)	14%	36%
Gross cancellations	278	272	2%	247	13%
Cancellations from current quarter sales	107	124	(14%)	93	15%
Backlog (homes)	2,208	2,165	2%	2,304	(4%)
Backlog (dollar value)	$1,126,125	$964,148	17%	$1,138,886	(1%)

Cash flows (uses) from operating activities	$(115,034)	$22,808		$(25,949)	(343%)
Cash flows (uses) from investing activities	$434	$(2,296)		$(36,050)
Cash flows (uses) from financing activities	$(7,271)	$261,980		$4,426
Land purchases (incl. seller financing)	$155,670	$69,196	125%	$113,001	38%
Adjusted Homebuilding EBITDA*	$121,737	$101,953	19%	$125,730	(3%)
Adjusted Homebuilding EBITDA Margin %*	20.1%	19.9%	0.2%	21.2%	(1.1%)
Homebuilding interest incurred	$37,308	$34,766	7%	$37,641	(1%)
Homebuilding interest capitalized to inventories owned	$36,927	$34,118	8%	$37,228	(1%)
Homebuilding interest capitalized to investments in JVs	$381	$648	(41%)	$413	(8%)
Interest amortized to cost of sales (incl. cost of land sales)	$28,959	$30,322	(4%)	$29,816	(3%)

	As of
	September 30,	December 31,	Percentage
	2014	2013	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$52,322	$376,949	(86%)
Inventories owned	$3,145,369	$2,536,102	24%
Homesites owned and controlled	36,307	35,175	3%
Homes under construction	2,550	2,001	27%
Completed specs	406	327	24%
Deferred tax asset valuation allowance	$4,591	$4,591	―
Homebuilding debt	$1,835,314	$1,839,595	(0%)
Stockholders' equity	$1,634,664	$1,468,960	11%
Adjusted stockholders' equity per share (including if-converted
preferred stock)*	$4.45	$4.02	11%
Total consolidated debt to book capitalization	53.8%	56.9%	(3.1%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	52.2%	49.9%	2.3%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$603,788	$511,059	$1,642,412	$1,300,493
Land sale revenues	1,061	697	15,122	7,665
Total revenues	604,849	511,756	1,657,534	1,308,158
Cost of home sales	(444,898)	(381,694)	(1,207,339)	(993,809)
Cost of land sales	(891)	(672)	(14,245)	(7,671)
Total cost of sales	(445,789)	(382,366)	(1,221,584)	(1,001,480)
Gross margin	159,060	129,390	435,950	306,678
Gross margin %	26.3%	25.3%	26.3%	23.4%
Selling, general and administrative expenses	(70,164)	(61,939)	(196,589)	(162,831)
Income (loss) from unconsolidated joint ventures	557	(32)	(342)	1,249
Other income (expense)	(69)	301	(445)	2,624
Homebuilding pretax income	89,384	67,720	238,574	147,720
Financial Services:
Revenues	6,179	5,839	17,275	18,927
Expenses	(3,673)	(3,590)	(10,873)	(10,394)
Other income	231	167	606	420
Financial services pretax income	2,737	2,416	7,008	8,953
Income before taxes	92,121	70,136	245,582	156,673
Provision for income taxes	(35,522)	(11,201)	(94,361)	(32,778)
Net income	56,599	58,935	151,221	123,895
Less: Net income allocated to preferred shareholder	(13,511)	(14,166)	(36,165)	(40,353)
Less: Net income allocated to unvested restricted stock	(77)	(90)	(211)	(169)
Net income available to common stockholders	$43,011	$44,679	$114,845	$83,373

Income Per Common Share:
Basic	$0.15	$0.16	$0.41	$0.34
Diluted	$0.14	$0.15	$0.37	$0.31

Weighted Average Common Shares Outstanding:
Basic	279,547,711	276,966,995	278,863,014	244,998,581
Diluted	317,116,924	314,897,098	316,691,803	283,189,878

Weighted average additional common shares outstanding
if preferred shares converted to common shares	87,812,786	87,812,786	87,812,786	118,582,017

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	404,929,710	402,709,884	404,504,589	401,771,895

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$15,295	$355,489
Restricted cash	37,027	21,460
Trade and other receivables	30,910	14,431
Inventories:
Owned	3,145,369	2,536,102
Not owned	86,791	98,341
Investments in unconsolidated joint ventures	47,922	66,054
Deferred income taxes, net	285,540	375,400
Other assets	44,977	45,977
Total Homebuilding Assets	3,693,831	3,513,254
Financial Services:
Cash and equivalents	10,373	7,802
Restricted cash	1,295	1,295
Mortgage loans held for sale, net	68,746	122,031
Mortgage loans held for investment, net	11,730	12,220
Other assets	7,095	5,503
Total Financial Services Assets	99,239	148,851
Total Assets	$3,793,070	$3,662,105

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$51,297	$35,771
Accrued liabilities	204,678	214,266
Secured project debt and other notes payable	4,748	6,351
Senior notes payable	1,830,566	1,833,244
Total Homebuilding Liabilities	2,091,289	2,089,632
Financial Services:
Accounts payable and other liabilities	2,419	2,646
Mortgage credit facilities	64,698	100,867
Total Financial Services Liabilities	67,117	103,513
Total Liabilities	2,158,406	2,193,145
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 shares issued and outstanding
at September 30, 2014 and December 31, 2013	3	3
Common stock, $0.01 par value; 600,000,000 shares
authorized; 279,866,166 and 277,618,177 shares
issued and outstanding at September 30, 2014 and
December 31, 2013, respectively	2,799	2,776
Additional paid-in capital	1,369,274	1,354,814
Accumulated earnings	262,588	111,367
Total Equity	1,634,664	1,468,960
Total Liabilities and Equity	$3,793,070	$3,662,105

INVENTORIES

	September 30,	December 31,
	2014	2013
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$2,048,167	$1,771,661
Homes completed and under construction	940,448	628,371
Model homes	156,754	136,070
Total inventories owned	$3,145,369	$2,536,102

Inventories Owned by Segment:
California	$1,373,645	$1,182,520
Southwest	788,886	603,303
Southeast	982,838	750,279
Total inventories owned	$3,145,369	$2,536,102

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$56,599	$58,935	$151,221	$123,895
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	2,505	2,681	7,736	6,656
Excess tax benefits from share-based payment arrangements	(960)	―	(960)	―
Deferred income tax provision	35,469	27,306	94,474	48,489
Other operating activities	698	1,096	5,909	4,592
Changes in cash and equivalents due to:
Trade and other receivables	(5,464)	11,186	(16,597)	(8,462)
Mortgage loans held for sale	10,534	32,221	53,108	44,179
Inventories - owned	(231,567)	(84,352)	(547,590)	(314,375)
Inventories - not owned	(5,090)	(21,990)	(19,884)	(31,700)
Other assets	3,927	1,655	1,952	401
Accounts payable	8,604	7,235	14,753	6,855
Accrued liabilities	9,711	(13,165)	(2,668)	(6,926)
Net cash provided by (used in) operating activities	(115,034)	22,808	(258,546)	(126,396)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(2,271)	(2,190)	(7,948)	(12,942)
Distributions of capital from unconsolidated joint ventures	3,202	750	18,010	2,319
Net cash paid for acquisitions	―	―	(33,408)	(113,793)
Other investing activities	(497)	(856)	(1,984)	(4,734)
Net cash provided by (used in) investing activities	434	(2,296)	(25,330)	(129,150)

Cash Flows From Financing Activities:
Change in restricted cash	(5,642)	(2,062)	(15,567)	1
Principal payments on secured project debt and other notes payable	(338)	(72)	(1,399)	(7,289)
Principal payments on senior notes payable	―	―	(4,971)	―
Proceeds from the issuance of senior notes payable	―	300,000	―	300,000
Payment of debt issuance costs	(2,387)	(4,045)	(2,387)	(4,045)
Net proceeds from (payments on) mortgage credit facilities	(1,881)	(32,784)	(36,169)	(27,979)
Payment of issuance costs in connection with preferred
shareholder equity transaction	―	(3)	―	(350)
Proceeds from the exercise of stock options	2,017	946	5,786	11,781
Excess tax benefits from share-based payment arrangements	960	―	960	―
Net cash provided by (used in) financing activities	(7,271)	261,980	(53,747)	272,119

Net increase (decrease) in cash and equivalents	(121,871)	282,492	(337,623)	16,573
Cash and equivalents at beginning of period	147,539	80,636	363,291	346,555
Cash and equivalents at end of period	$25,668	$363,128	$25,668	$363,128

Cash and equivalents at end of period	$25,668	$363,128	$25,668	$363,128
Homebuilding restricted cash at end of period	37,027	27,524	37,027	27,524
Financial services restricted cash at end of period	1,295	1,795	1,295	1,795
Cash and equivalents and restricted cash at end of period	$63,990	$392,447	$63,990	$392,447

REGIONAL OPERATING DATA

	Three Months Ended September 30,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	437	$640	467	$586	(6%)	9%
Arizona	69	362	51	286	35%	27%
Texas	225	468	170	385	32%	22%
Colorado	47	504	36	484	31%	4%
Southwest	341	451	257	379	33%	19%
Florida	266	385	285	283	(7%)	36%
Carolinas	206	329	208	284	(1%)	16%
Southeast	472	360	493	284	(4%)	27%
Consolidated total	1,250	483	1,217	420	3%	15%
Unconsolidated joint ventures	―	―	2	578	(100%)	―
Total (including joint ventures)	1,250	$483	1,219	$420	3%	15%

	Nine Months Ended September 30,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	1,215	$643	1,286	$541	(6%)	19%
Arizona	192	327	171	260	12%	26%
Texas	553	453	458	379	21%	20%
Colorado	158	500	117	439	35%	14%
Southwest	903	434	746	361	21%	20%
Florida	766	368	707	269	8%	37%
Carolinas	597	312	520	279	15%	12%
Southeast	1,363	344	1,227	273	11%	26%
Consolidated total	3,481	472	3,259	399	7%	18%
Unconsolidated joint ventures	―	―	23	505	(100%)	―
Total (including joint ventures)	3,481	$472	3,282	$400	6%	18%

	Three Months Ended September 30,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	399	$645	386	$630	3%	2%
Arizona	64	325	95	291	(33%)	12%
Texas	206	472	154	423	34%	12%
Colorado	39	521	29	499	34%	4%
Southwest	309	448	278	386	11%	16%
Florida	243	428	274	389	(11%)	10%
Carolinas	203	341	172	311	18%	10%
Southeast	446	388	446	359	―	8%
Consolidated total	1,154	493	1,110	460	4%	7%
Unconsolidated joint ventures	―	―	2	585	(100%)	―
Total (including joint ventures)	1,154	$493	1,112	$460	4%	7%

	Nine Months Ended September 30,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	1,370	$633	1,381	$582	(1%)	9%
Arizona	206	313	248	298	(17%)	5%
Texas	800	454	612	403	31%	13%
Colorado	167	510	156	452	7%	13%
Southwest	1,173	437	1,016	385	15%	14%
Florida	784	413	1,010	336	(22%)	23%
Carolinas	662	320	613	283	8%	13%
Southeast	1,446	371	1,623	316	(11%)	17%
Consolidated total	3,989	480	4,020	425	(1%)	13%
Unconsolidated joint ventures	―	―	12	546	(100%)	―
Total (including joint ventures)	3,989	$480	4,032	$425	(1%)	13%

REGIONAL OPERATING DATA (Continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Average number of selling communities
during the period:
California	48	48	―	47	46	2%
Arizona	10	10	―	10	9	11%
Texas	42	30	40%	39	30	30%
Colorado	11	8	38%	11	7	57%
Southwest	63	48	31%	60	46	30%
Florida	47	41	15%	44	40	10%
Carolinas	27	31	(13%)	30	31	(3%)
Southeast	74	72	3%	74	71	4%
Consolidated total	185	168	10%	181	163	11%

	At September 30,
	2014		2013		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	551	$362,388	535	$341,743	3%	6%
Arizona	119	40,433	154	50,512	(23%)	(20%)
Texas	537	258,724	358	158,863	50%	63%
Colorado	117	65,634	114	56,528	3%	16%
Southwest	773	364,791	626	265,903	23%	37%
Florida	522	270,797	669	250,241	(22%)	8%
Carolinas	362	128,149	335	106,261	8%	21%
Southeast	884	398,946	1,004	356,502	(12%)	12%
Consolidated total	2,208	1,126,125	2,165	964,148	2%	17%
Unconsolidated joint ventures	―	―	1	599	(100%)	(100%)
Total (including joint ventures)	2,208	$1,126,125	2,166	$964,747	2%	17%

	At September 30,
	2014	2013	% Change
Homesites owned and controlled:
California	9,881	9,979	(1%)
Arizona	2,173	2,291	(5%)
Texas	4,986	4,468	12%
Colorado	1,182	1,216	(3%)
Nevada	1,124	1,124	―
Southwest	9,465	9,099	4%
Florida	12,683	11,409	11%
Carolinas	4,278	5,156	(17%)
Southeast	16,961	16,565	2%
Total (including joint ventures)	36,307	35,643	2%

Homesites owned	28,937	26,936	7%
Homesites optioned or subject to contract	7,172	8,192	(12%)
Joint venture homesites	198	515	(62%)
Total (including joint ventures)	36,307	35,643	2%

Homesites owned:
Raw lots	6,745	6,101	11%
Homesites under development	9,379	8,549	10%
Finished homesites	6,448	6,871	(6%)
Under construction or completed homes	3,594	3,061	17%
Held for sale	2,771	2,354	18%
Total	28,937	26,936	7%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	September 30, 2014	Gross Margin %	September 30, 2013	Gross Margin %	June 30, 2014	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$603,788		$511,059		$591,706
Less: Cost of home sales	(444,898)		(381,694)		(434,196)
Gross margin from home sales	158,890	26.3%	129,365	25.3%	157,510	26.6%
Add: Capitalized interest included in cost
of home sales	28,872	4.8%	30,303	5.9%	29,812	5.1%
Adjusted gross margin from home sales, excluding
interest amortized to cost of home sales	$187,762	31.1%	$159,668	31.2%	$187,322	31.7%

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands)

Total consolidated debt	$1,900,012	$1,901,416	$1,940,462	$1,901,802
Less:
Financial services indebtedness	(64,698)	(66,579)	(100,867)	(64,180)
Homebuilding cash	(52,322)	(161,121)	(376,949)	(373,523)
Adjusted net homebuilding debt	1,782,992	1,673,716	1,462,646	1,464,099
Stockholders' equity	1,634,664	1,572,583	1,468,960	1,400,026
Total adjusted book capitalization	$3,417,656	$3,246,299	$2,931,606	$2,864,125

Total consolidated debt to book capitalization	53.8%	54.7%	56.9%	57.6%

Adjusted net homebuilding debt to total adjusted book capitalization	52.2%	51.6%	49.9%	51.1%

Homebuilding debt	$1,835,314			$1,837,622
LTM adjusted homebuilding EBITDA	471,944			316,954
Homebuilding debt to adjusted homebuilding EBITDA	3.9x			5.8x

The table set forth below calculates adjusted stockholders' equity per common share.  The Company believes that the adjusted stockholders' equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving the pro forma effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	September 30,	June 30,	December 31,
	2014	2014	2013

Actual common shares outstanding	279,866,166	279,287,853	277,618,177
Add: Conversion of preferred shares to common shares	87,812,786	87,812,786	87,812,786
Pro forma common shares outstanding	367,678,952	367,100,639	365,430,963

Stockholders' equity (Dollars in thousands)	$1,634,664	$1,572,583	$1,468,960
Divided by pro forma common shares outstanding	÷ 367,678,952	÷ 367,100,639	÷ 365,430,963
Adjusted stockholders' equity per common share	$4.45	$4.28	$4.02

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company's ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended September 30,
	September 30, 2014	September 30, 2013	June 30, 2014	2014	2013
	(Dollars in thousands)

Net income	$56,599	$58,935	$56,463	$216,041	$610,820
Provision (benefit) for income taxes	35,522	11,201	35,383	130,566	(421,026)
Homebuilding interest amortized to cost of sales and interest expense	28,959	30,322	29,816	116,667	123,233
Homebuilding depreciation and amortization	1,215	1,031	1,224	4,678	2,978
Amortization of stock-based compensation	2,505	2,681	2,859	10,095	9,289
EBITDA	124,800	104,170	125,745	478,047	325,294
Add:
Cash distributions of income from unconsolidated joint ventures	―	―	1,875	1,875	6,000
Less:
Income (loss) from unconsolidated joint ventures	557	(32)	(462)	(642)	1,866
Income from financial services subsidiary	2,506	2,249	2,352	8,620	12,474
Adjusted Homebuilding EBITDA	$121,737	$101,953	$125,730	$471,944	$316,954
Homebuilding revenues	$604,849	$511,756	$592,486	$2,263,985	$1,728,001
Adjusted Homebuilding EBITDA Margin %	20.1%	19.9%	21.2%	20.8%	18.3%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended September 30,
	September 30, 2014	September 30, 2013	June 30, 2014	2014	2013
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(115,034)	$22,808	$(25,949)	$(286,366)	$(238,376)
Add:
Provision (benefit) for income taxes	35,522	11,201	35,383	130,566	(421,026)
Deferred income tax benefit (provision)	(35,469)	(27,306)	(35,383)	(130,199)	405,511
Homebuilding interest amortized to cost of sales and interest expense	28,959	30,322	29,816	116,667	123,233
Excess tax benefits from share-based payment arrangements	960	―	―	960	―
Less:
Income from financial services subsidiary	2,506	2,249	2,352	8,620	12,474
Depreciation and amortization from financial services subsidiary	35	33	34	134	121
Loss on disposal of property and equipment	5	―	―	7	38
Net changes in operating assets and liabilities:
Trade and other receivables	5,464	(11,186)	(6,416)	11,379	(4,482)
Mortgage loans held for sale	(10,534)	(32,221)	9,364	(6,386)	(11,856)
Inventories-owned	231,567	84,352	127,264	648,527	444,182
Inventories-not owned	5,090	21,990	6,629	31,503	52,561
Other assets	(3,927)	(1,655)	1,142	(2,516)	(2,097)
Accounts payable	(8,604)	(7,235)	(4,773)	(21,223)	(12,843)
Accrued liabilities	(9,711)	13,165	(8,961)	(12,207)	(5,220)
Adjusted Homebuilding EBITDA	$121,737	$101,953	$125,730	$471,944	$316,954